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                                                                    Exhibit 23.6

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report on ABM Mining Ltd.'s consolidated financial statements dated April 2, 2001, incorporated by reference in the Registration Statement of Ivanhoe Mines Ltd. We consent to the incorporation by reference of the aforementioned report in the Registration Statement, and to the use of our name as it appears under the caption "Experts."


/s/ Grant Thornton LLP

Vancouver, British Columbia
November 17, 2003